REAL ESTATE SALES CONTRACT
                                 By and Between
                             MORROW APARTMENTS INC.,
                                    as Seller
                                       and
                         CORNERSTONE REALTY GROUP, INC.,
                                  as Purchaser
                            Dated as of July 30, 1998

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                                TABLE OF CONTENTS

     This Table of Contents is not a part of the Real Estate Sales Contract and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Real Estate Sales Contract.



                                                                   Page

PARTIES ........................................................      1

PREAMBLES ......................................................      1

Section 1. Agreement of Purchase and Sale ......................      1
Section 2. Earnest Money .......................................      1
Section 3. Purchase Price ......................................      2
Section 4. Operating Documents .................................      2
Section 5. Survey ..............................................      3
Section 6. Title ...............................................      4
Section 7. Property Inspection .................................      4
Section 8. Representations and Warranties ......................      5
Section 9. Representations and Warranties of Purchaser .........      6
Section 10. Seller's Obligations Pending Closing ...............      7
Section 11. Closing Date and Place .............................      8
Section 13. Possession .........................................     10
Section 14. Settlement Costs and Adjustments ...................     10
Section 15. Casualty or Condemnation ...........................     11
Section 16. Seller's Remedy ....................................     12
Section 17. Purchaser's Remedies ...............................     12
Section 18. Real Estate Commissions ............................     12
Section 19. Escrow Agent .......................................     13
Section 20. Time Period ........................................     13
Section 21. Notices ............................................     13
Section 22. Assignment of Purchaser's Interest .................     14
Section 23. Survival ...........................................     15
Section 24. As-Is Sale .........................................     15
Section 25. Construction .......................................     15
Section 26. Persons Bound ......................................     15
Section 27. Modification Amendment .............................     15
Section 28. Effective Date .....................................     15
Section 29. Offer by Purchaser .................................     15
Section 30. Attorney's Fees ....................................     15
Section 31. Counterparts .......................................     16
Section 32. Agreement Not to be Recorded .......................     16
Section 33. Waiver .............................................     16
Section 34. Captions ...........................................     16
Section 35. Pronouns ...........................................     16
Section 36. Severability .......................................     16
Section 37. Exhibits ...........................................     16
Section 38. Use of the Word "Herein". ..........................     16



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Section 39. Third Parties ......................................     16
Section 40. Confidentiality ....................................     16
Section 41. Jury Waiver ........................................     17

TESTIMONIUM ....................................................     18

SIGNATURES .....................................................     18

EXHIBIT A LEGAL DESCRIPTION OF LAND
EXHIBIT B INVENTORY OF PERSONAL PROPERTY
EXHIBIT C LIST OF SERVICE CONTRACTS
EXHIBIT D RENT ROLL
EXHIBIT E PERMITTED EXCEPTIONS
EXHIBIT F QUITCLAIM DEED
EXHIBIT G BILL OF SALE
EXHIBIT H ASSIGNMENT OF LANDLORD'S INTEREST IN LEASES,
           SECURITY AND OTHER DEPOSITS
EXHIBIT I GENERAL ASSIGNMENT
EXHIBIT J TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS
EXHIBIT K REPRESENTATION LETTER
EXHIBIT L CERTIFICATION REGARDING REPRESENTATIONS AND
           WARRANTIES
EXHIBIT M LEAD BASED DISCLOSURE STATEMENT

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

                           REAL ESTATE SALES CONTRACT

     THIS REAL ESTATE SALES CONTRACT ("this Agreement") is made and entered into this__ day of July, 1998 by and between MORROW APARTMENTS, INC., a Georgia corporation (hereinafter called "Seller"), and CORNERSTONE REALTY GROUP, INC., a Virginia corporation (hereinafter called "Purchaser").

                              W I T N E S S E T H:

     In consideration of their mutual promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     SECTION 1. AGREEMENT OF PURCHASE AND SALE. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon and subject to the provisions of this Agreement, all of Seller's right, title, and interest in the following (hereinafter collectively called, the "Property") commonly known as Spring Lake Apartments:

          (a) 188 individually heated and air conditioned  apartment units, with
     all  appurtenances,   together  with  all  appliances,  drapes,  carpeting,
     shrubbery and all other personal property used in connection therewith;

          (b) the land (hereinafter called the "Land") located in Land Lot 82 of the 12th District of Clayton County, Georgia , as were particularly described in Exhibit "A" attached hereto and by this reference incorporated herein;

          (c) all buildings, improvements and fixtures located as the Land (hereinafter collectively called the "Improvements");

          (d) to the extent not otherwise set forth in clause (a) above, all furniture, goods, appliances , equipment, supplies and other personal property (including, without limitation, tenant leases and the personal property listed on Exhibit "B" attached hereto and made a part hereof owned by Seller located on or used in connection with the Land or the Improvements, hereinafter collectively called the "Personality");

          (e) any trade or business name (hereinafter collectively called the "Trade Name"), including, without limitation, the name "Spring Lake Apartments," used in connection with the operation of the business conducted by Seller at the Land; and

          (f) all easements,  appurtenances,  rights, privileges,  reservations,
     tenements  and  hereditaments   belonging  or  pertaining  to  any  of  the
     foregoing.

     SECTION 2. EARNEST MONEY. Within one (1) day after the Effective Date (as hereinafter defined), Purchaser will deposit Two Hundred Fifty Thousand and no/100 Dollars ($250,000) in cash, certified check or by wire transfer with Specialized Title Services, Inc. (hereinafter called "Escrow Agent") in Atlanta Georgia, said sum (together with any additions thereto, hereinafter called the "Earnest Money") to be held in trust on the terms herein set forth for the mutual benefit of the parties hereto. The Earnest Money will be invested by Escrow Agent in a money market fund or a federally-insured interest-bearing account. Interest on the Earnest Money shall be reported to Purchaser's taxpayer identification number that Purchaser agrees to provide to Escrow Agent and shall belong to the party entitled to payment of the

Earnest Money. As used herein the term "Refund" means that the Earnest Money, with interest, shall be returned to Purchaser except for the $100.00 which Escrow Agent shall deliver to Seller as consideration for Seller's entering into this Agreement.

     SECTION 3. PURCHASE PRICE. The Purchase Price for the Property (hereinafter called the "Purchase Price") shall be Nine Million and no/100 dollars ($9,000,000). The Purchase Price will be paid on the Closing Date (as hereinafter defined) in cash or its equivalent (which is immediately available to Seller in Atlanta, Georgia), against which the Earnest Money received by Seller and any prorations, reimbursements or credits under Section 14 hereof shall be adjusted, which funds shall be paid to Seller prior to noon (eastern time) on the Closing Date.

     SECTION 4. OPERATING DOCUMENTS.

          (a) Purchaser acknowledges that Seller has provided Purchaser with or has made available to Purchaser at the Property or will provide to Purchaser on or before the Effective Date the following items (hereinafter collectively called the "Operating Documents"):

               (i) Copies of any written leases and other written rental agreements affecting the Property, including amendments thereto;

               (ii) a copy of the ad valorem real property tax bills for the last three (3) years for the Property;

               (iii) copies of all contracts and agreements relating to the operation of the Property (hereinafter collectively called the "Service Contracts")listed in Exhibit "C" attached hereto and by this reference incorporated herein;

               (iv) copies of all casualty, liability and other insurance policies relating to the Property;

               (v) a schedule of all personal property owned by Seller and used in the operation of the Property;

               (vi) a current rent roll (hereinafter called the "Rent Roll") for the Property attached hereto as Exhibit "D" showing the name of each lessee (and sublessee, if any), the current rent and reimbursable expenses payable, and the calculations of such amounts, security deposits, the approximate square footage occupied, and provisions, if any, for future rental increases or renewal, or purchase or lease options, and delinquency reports for the last three (3) months;

               (vii) a termite bond or similar documentation relating to the Property;

               (viii)  copies of all utility  bills for the most  recent  twelve
          (12) months; and

               (ix) any and all other written items relating to Seller's operation and maintenance of the Property requested by Purchaser.

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          (b)  Seller  acknowledges  that  Purchaser  is a public  entity and is required to complete and submit to the Securities and Exchange Commission an audit with respect to its acquisition of the Property in compliance with Regulation S-X. To the extent possible, and to the extent not otherwise included as part of the operating Documents, Seller agrees to make available to Purchaser and its agents in accordance with clause (a) above compiled operating statements and general ledgers with respect to the Property for the last twelve (12) months (hereinafter collectively called the "Operating Statements"), which Operating Statements shall constitute part of the Operating Documents , as defined in, and for purposes of, this Agreement, together with any other written materials relating to Seller's
     operation  of  the  Property  in  Seller's   possession  (the   "Additional
     Materials"). Seller's acknowledgement contained in this subparagraph and Purchaser's obligations with respect to Regulation S-X shall in no event extend the Inspection Period or otherwise affect any of the terms and conditions and/or obligations (if any) of Seller with respect to this Agreement;

          (c) Notwithstanding the foregoing contained in clause (b) above, Seller agrees to provide upon written request from Purchaser any Additional Materials not delivered to Purchaser as a part of the Operating Documents for a period of sixty (60) days after the Date of Closing, and Purchaser and Seller acknowledge and agree that Seller's covenant contained in this clause (c) has been agreed to merely as an accommodation to Purchaser in order for Purchaser to comply with Regulation S-X and Purchaser shall have no obligation whatsoever to prepare or cause to be prepared any materials relating to the Property. Seller's obligation contained in this clause (c) is only to deliver any Additional Materials in the possession and not delivered as a part of the Operating Documents and, except with respect to such delivery, Purchaser (and any parties claiming by or through Purchaser) shall have no other rights or recourse whatsoever against Seller or any other party for any breach of or noncompliance with respect to this covenant or Purchaser's failure to comply with Regulation S-X.

     SECTION 5. SURVEY. On or prior to five (5) business days from the Effective Date, Seller will deliver a copy of the survey (hereinafter called the "Survey") of the Property last revised January 3, 1997 and prepared by Watts & Browning Engineers. Purchaser shall have the right to enter into the property until August 7, 1998 to have said Survey updated (hereinafter called the "Updated Survey") at Purchaser's expense. Purchaser agrees to indemnify and hold Seller harmless from any damages sustained by or asserted against Seller resulting from the exercise by Purchaser or its representatives of the rights granted in this Section, which agreement shall survive Closing or the earlier termination hereof. If the Updated Survey shows matters affecting marketability of title to the Property not shown on the Survey, Purchaser may object thereto on or before August 7, 1998 and shall provide five (5) copies of the Updated Survey to Seller. If Purchaser timely furnishes such statement, Seller shall have until three (3) days after receipt thereof in which to indicate to Purchaser which of such matters Seller will cure. Except for those items Seller expressly agrees to cure, Seller shall have no duty or obligation whatsoever to cure any matters raised in such notice. If there are items Seller declines to cure, within two
(2) days after receipt by Purchaser of Seller's response to Purchaser's notice, Purchaser shall deliver notice to Seller in which Purchaser elects, with respect to such items, either to:

          (a) accept the Property with such matters as Sellers declines to cure (which shall be deemed Permitted Exception, as hereinafter defined ) with no change in the terms hereof; or

          (b) decline to accept the Property with such matters.

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If Purchaser shall decline to accept the Property pursuant to option (y) , or if
Purchaser fails timely to give a notice of election, then, except as expressly provided herein, this Agreement shall be null and void and Escrow Agent shall make a Refund, whereupon, except as expressly set forth herein, the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder.

     SECTION 6. TITLE. Within five (5) business days of the Effective Date, Seller shall deliver to Purchaser a copy of the existing title insurance policy insuring The United Bank of Kuwait ("UBK"), as mortgagee, with an effective date of March 27, 1997 (hereinafter called the "Title Policy"), together with copies of all documents appearing as exceptions to title, except for such security documents which will be satisfied at Closing (as hereinafter defined). Purchaser shall have until August 7, 1998 to review title to the Property and in which to deliver to Seller a written statement of any and all matters adversely affecting marketability of title to the Property other than (a) ad valorem taxes for the current year not yet due and payable, (b) rights of tenants in possession, as tenants only under written occupancy leases and (c) any matters listed in Exhibit "E" attached hereto and by this reference incorporated herein
(hereinafter called the "Permitted Exceptions"). Provided that Purchaser with reasonable promptness notifies Seller after obtaining actual knowledge thereof, Purchaser will have the same right at or before Closing to object to any title matters first arising after August 7, 1998, and the rights and responses provided herein for Purchaser's original statement of objections shall apply (with the Closing Date being extended, if necessary, to permit response periods to run). If Purchaser timely furnishes the aforesaid written statement and enclosures, Seller shall have until three (3) days after receipt thereof in which to indicate to Purchaser which of the non-Permitted Exceptions raised by Purchaser which Seller will cure. Except for those items Seller expressly elects to cure and except for any exceptions arising from Seller's intentional acts subsequent to the effective date of the title commitment, Seller shall have no duty or obligation whatsoever to cure any title defect; provided, however, that Seller agrees to pay at Closing, using funds provided by Purchaser, the existing first mortgage (hereinafter called the "First Mortgage") on the Property made to Seller by UBK. If there are any items (other than the First Mortgage) Seller declines to cure, within two (2) days after receipt by Purchaser of Seller's response to Purchaser's notice Purchaser shall deliver notice to Seller in which Purchaser elects, with respect to such items, either to :

          (i) accept the Property with such matters as Seller declines to cure (which shall be deemed Permitted Exceptions) with no change in the terms hereof; or

          (ii) decline to accept the Property with such matters.

If Purchaser shall decline to accept the Property pursuant to option (y), or if Purchaser fails timely to give a notice of election, then, except as expressly provided herein, this Agreement shall be null and void and Escrow Agent shall make a Refund, whereupon, except as expressly set forth herein, the parties hereto shall have no further rights, duties, obligations or liabilities to one another hereunder.

     SECTION 7. PROPERTY INSPECTION.

          (a) Purchaser and Purchaser's agents or contractors shall have the right until July 30, 1998 (hereafter the "Inspection Period") to enter the Property during reasonable business hours and to review the Operating Documents and inspect the Property, upon twenty-four (24) hours written notice to Seller; provided, however, that Purchaser and Purchaser's agents or contractors shall have until August 5, 1998 to review structural components relating to the Improvements. Purchaser and Purchaser's agents agree not to interfere with tenants of the Property, but Purchaser will have the right to "walk" apartment units, provided that Seller and its property manager shall have the right to be present during the inspection. Purchaser agrees to indemnify

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
     and hold Seller harmless from any damages sustained by or asserted against Seller resulting from the exercise by Purchaser or its representatives of the rights granted in this Section, which agreement shall survive Closing or the earlier termination hereof. Upon three (3) business days prior notice, Seller agrees that all Operating Documents shall be available for Purchaser's inspection. In the event that Purchaser does not terminate this Agreement by written notice delivered to Seller on or before the expiration of the Inspection Period, then the Earnest Money shall become non-refundable to Purchaser, except as expressly provided in the Agreement.

          (b) If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period in which case Escrow Agent shall make a Refund, no party hereto shall have any further liability to any party hereto and Purchaser shall promptly return any and all third party reports in the possession of Purchaser and supplied by Seller and relating to Seller and/or Purchaser to Seller. Failure timely to notify Seller of termination of this Agreement under this subparagraph (b) shall constitute a waiver of the condition contained in this subparagraph and the acceptance of the Property as suitable for Purchaser's purposes.

          (c) Notwithstanding clause (b) above, if Purchaser is not satisfied, in its sole and absolute discretion, (i) with the matters set forth on and relating to the Title Policy and /or the Survey, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller on or before August 7, 1998, and (ii) with respect to its review of the structural components relating to the Improvements as contemplated pursuant to Section 7(a) hereof, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller on or before August 5, 1998, in either case Escrow Agent shall make a Refund, no party hereto shall have any further liability to any party hereto and Purchaser shall promptly return the Title Policy and the Survey to Seller.

     SECTION 8. REPRESENTATIONS AND WARRANTIES.

          (a) As of the Effective Date (unless a different date is specified), Seller represents and warrants to Purchaser that to the best of Seller's actual knowledge, which for purposes herein shall be defined as actual knowledge of Michael P. Orscheln:


               (i) The Rent Roll is complete and accurate in all material respects as of June 25, 1998;

               (ii) The Operating Statements are complete and accurate in all material respects for the periods covered thereby;

               (iii) There exist no written notices of default under any lease affecting the Property, mortgage or other encumbrance relating to the Property or Service Contract which have not been cured;

               (iv) Seller has received no written notice of any actual or threatened action, litigation, rezoning, condemnation or proceeding by any person, entity or governmental agency which would materially affect the Property;


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

               (v) Seller has received no written notice of any governmental assessments concerning the Property which are unpaid;

               (vi) Seller has received no written notice and has no actual knowledge of any existing violation of law, municipal or county ordinances or codes, or other legal requirements with respect to the Property;

               (vii) Seller has been duly organized and is validly existing as a corporation under the laws of the State of Georgia and has full right and authority to enter into this Agreement and to consummate or cause to be consummated the sale contemplated herein;

               (viii) The list of Service Contracts attached as Exhibit "C" is true, correct, and complete in all material respects;

               (ix) Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents relating to the property, which would prevent Seller from selling the Property to Purchaser;

               (x) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents relating to the property; and

               (xi) Seller holds fee simple title to the Property, subject to the Permitted Exceptions.

          (b)  Purchaser  will  promptly  notify  Seller  of any  facts  that it contends causes any of Seller's representations or warranties in this Agreement to be untrue, and Seller will have fifteen (15) calendar days after notice to cure the same ( with the Inspection Period to be extended if such occurs prior to expiration of the Inspection Period and the Closing being extended, if necessary, to accommodate such cure period ). If a representation or warranty made by Seller (other than any warranties made in Seller's Documents) is untrue in any material respect on the Closing Date, this Agreement may be terminated by Purchaser by giving written notice thereof to Seller in which case Escrow Agent shall make a Refund, or Purchaser may elect to Close and waive the failure of any such representation and warranty. Failure to timely notify Seller of termination of this Agreement under the immediately proceeding sentence shall constitute a waiver of the condition contained in this clause (b) and the acceptance of the Property as suitable for Purchaser's purposes; provided, however, that Purchaser's sole rights and remedies (if any) with respect thereto after Closing shall be subject only to the following:

               (i) Any claims made by Purchaser with respect to any breached representation or warranty must be made within six (6) months after the Closing Date, and shall be based solely upon the alleged untruth of the representation or warranty in question on the Closing Date; and

               (ii) No recovery shall be had on any such claim if, notwithstanding the inaccuracy of the representation or warranty in question, Purchaser knew of its inaccuracy at or before Closing, whether by disclosure of Seller or otherwise.

     SECTION  9.  REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.   As  of  the
Effective Date, unless a different date is specified, Purchaser warrants and represents to Seller as follows:

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
          (a) Purchaser is a duly formed and validly existing corporation organized under the laws of the Commonwealth of Virginia, and is and will continue to be qualified under the laws of the Commonwealth of Virginia and the State of Georgia to conduct business therein on the Effective Date and on the Closing Date;

          (b) Purchaser has the full legal right, power, authority and financial ability to execute and deliver this Agreement and all of Purchaser's Documents (as hereinafter defined), to consummate the transactions contemplated hereby and to perform its obligations hereunder and under all of Purchaser's Documents;

          (c) This Agreement and Purchaser's Documents do not and will not contravene any provision of the organizational documents of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any laws applicable to Purchaser; and

          (d) There are no pending actions, suits, proceedings or investigations to which Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     SECTION 10. SELLER'S OBLIGATIONS PENDING CLOSING. Between the Effective Date and the Closing Date (or termination of this Agreement), Seller shall:

          (a) Use all reasonable efforts as may be necessary to effect the transactions contemplated by this Agreement, provided, however, that Seller shall in no event expend an amount in excess of $50,000 with respect to any such efforts;

          (b) Maintain the Property in the same manner as is presently done, subject to normal wear and tear, casualty, condemnation and matters unreported by tenants;

          (c) Maintain existing insurance coverage or its equivalent in force with respect to the Property;

          (d) Not convey or voluntarily encumber the property or any portion thereof or interest therein, except in the normal course of business;

          (e) Not enter into any tenant lease with a term of less than six (6) months or more than twelve (12) months, all of which leases will be on Seller's current standard form lease and at not less than the current rents charged an the Property for a similar unit;

          (f) Not enter into any  contract  that is not  cancelable  upon thirty
     (30) days notice that will be an obligation affecting the Property or any part thereof subsequent to the Closing Date without Purchaser's prior written consent, which Purchaser agrees not to unreasonably withhold, delay or condition;

          (g) At Closing, provide to Purchaser any and all vacant apartment units in a "rent ready" condition; and


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
          (h) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated to, institute summary proceedings against tenants or terminate the Leases as a result of a default by tenants therein prior to the Closing Date. The removal of the defaulting tenants whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the Purchaser. Further, Purchaser agrees that it shall not be grounds for Purchaser's refusal to close this transaction that a tenant may be a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

     SECTION 11. CLOSING DATE AND PLACE. The closing (hereinafter called the "Closing") of the transactions contemplated hereby shall take place at 10:00 a.m., Atlanta, Georgia time, at the offices of Kutak Rock, Suite 2100, 225 Peachtree Street, N.E., Atlanta, Georgia 30303 on the earlier to occur (hereinafter called the "Closing Date") of (a) August 12, 1998, or (b) a date agreed to in writing by Seller and Purchaser.

     SECTION 12. CONVEYANCE.

          (a) At the Closing, Seller will convey the Property subject only to the Permitted Exceptions and deliver to Purchaser the following documents (hereinafter collectively called the "Seller's Documents"), all of which shall be duly executed, sealed, witnessed and notarized where required:

               (i) Limited Warranty Deed (hereinafter called the "Deed") in the form attached hereto as Exhibit "F";

               (ii) Counterpart of the Bill of Sale (hereinafter called the "Bill of Sale") in the form attached hereto as Exhibit "G";

               (iii) Counterpart of an assigment of all leases affecting the Property, together with any security or other deposits pertaining thereto, in the form attached hereto as Exhibit "H" (hereinafter called the "Assigment of Leases");

               (iv)  Counterpart  of an assignment of all Service  Contracts and all assignable warranties and guarantees from any contractors, subcontractors, suppliers, manufacturers or distributors relating to the Property, if any, in the form attached hereto as Exhibit "I" (hereinafter called the "General Assignment");

               (v) An updated Rent Roll certified by Seller to be true and correct as of the Date of Closing showing the name of, and the amount of monthly rental payable by each tenant of the property, the apartment occupied by the tenant, the date to which rent has been paid, and the amount of any escrow, or security deposit of tenant;

               (vi) To the extent possessed by Seller the original of all assigned leases, Service Contracts and any assignable licenses and permits for the Property;

               (vii) A notice addressed to tenants at the Property advising them of the sale and transfer of their leases and security and other deposits, if any, and instructing the tenants with respect to subsequent rent payments;

               (viii) A certificate establishing that Seller is not a "foreign person" for withholding purposes under the Internal Revenue Code of 1986, as amended in the form attached hereto as Exhibit "J" (hereinafter called the "Transfer Certificate");

               (ix) Either payment of the withholding tax imposed by O.C.G.A. sections 48-7-128, or establishment of an exemption from payment thereof;

               (x) A lien waiver from broker sufficient to dissolve any broker's lien rights under Georgia law;

               (xi) An affidavit sufficient to cause Purchaser's title insurer to remove standard printed exceptions in its title policy for mechanic's liens, broker's liens and rights of parties in possession other than tenants, but Seller shall have no obligation to deliver an affidavit on these subject which is untrue;

               (xii) If the Updated Survey has a legal description different than that contained in Exhibit "A", a quitclaim deed based on the Updated Survey;

               (xiii) A closing statement (the "Closing Statement");

               (xiv) Evidence of the authority and existence of Seller to convey the Property reasonably satisfactory to Purchaser's title insurer;

               (xv) A termination of Seller's management contract for the Property;

               (xvi) To the extent required, documents for the transfer of the telephone, electric, water and sewer and gas utilities, as may be required by the applicable utility, for execution at Closing;

               (xvii) A certificte (in the form attached hereto as "Exhibit L") recertifying that the representations and warrants contained in
          Section 8 of this Agreement are true and correct in all material respects at Closing;

               (xviii) A lead base disclosure statement (in the form attached hereto as "Exhibit M") (the "Disclosure Statement"); and

               (xix) A representation letter in the form attached hereto as "Exhibit K".

          (b) At Closing, Purchaser will deliver to Seller the following (hereinafter collectively called the "Purchaser Documents") all of which shall be duly executed, sealed, witnessed and notarized where required:

               (i) The cash portion of the Purchase Price, as adjusted by any credit for Earnest Money or other adjustments to which Purchaser is entitled hereunder, together with any other funds Purchaser is obligated to pay hereunder;

               (ii) A copy of a resolution of Purchaser certified by the secretary by of Purchaser to be in force and unmodified as of the Closing Date, authorizing the transactions contemplated herein, the execution and delivery of all documents required to effectuate such, and designating the Senior Vice President of Purchaser who is authorized to execute and deliver such documents on behalf of Purchaser;

               (iii) Counterpart of the Bill of Sale;

               (iv) Counterpart of the Assignment of Leases;

               (v) Counterpart of the General Assignment;

               (vi) Counterpart of the Closing Statement; and

               (vii) Counterpart of the Disclosure Statement.

          (c) At Closing, Escrow Agent will deliver to (i) Seller, the Earnest Money, which will be credited against the Purchase Price, and (ii) Purchaser, interest on the Earnest Money.

     SECTION 13. POSSESSION. Seller agrees to give possession of the Property to Purchaser on the Closing Date, subject to the Permitted Exceptions.

     SECTION 14. SETTLEMENT COSTS AND ADJUSTMENTS.

          (a) Each party shall be reponsible for its attorneys' fees and other costs incurred by it in connection with this Agreement and the transactions contemplated hereby. Purchaser shall be responsible for the costs of any audits, tests, surveys or inspections of the Property which it desires to make, recording costs, intangible tax on any security instrument, title insurance premiums and one-half of any title company escrow or investment fees with respect to the Earnest Money. Seller shall pay all costs associated with satisfying any mortgages that encumber the Property, the transfer tax on the Deed, the title examination fee and one-half of any title company escrow or investment fees with respect to the Earnest Money.

          (b) The following items shall be prorated between Seller and Purchaser as of 11:59 p.m. on the date before the Closing Date, and adjusted against the Purchase Price:

               (i) Prepaid rents under assigned leases and other prepaid income or revenues from the Property and all laundry and miscellaneous income;

               (ii) All general real estate, personal property and sanitary taxes which are liens upon the Property for the year of Closing shall be prorated on the basis of the most recent ascertainable tax bill. All assessments affecting the Property for the year of Closing shall be prorated as the basis of the most recent ascertainable bill for such assessments. Such taxes and/or assessments shall be adjusted, if necessary, when the actual tax bills or bills regarding assessments (as the case may be) for the period covered by the proration shall become available, and the appropriate payment or credit shall be made between the Purchaser and Seller within ten (10) calendar days after demand;l and

               (iii) All operating expenses for or pertaining to the Property, not including management fees, utilities, termite bond and Service Contracts; provided, however, that Seller shall attempt to have readings of utility meters made as of the Closing Date and to cause utilities to render final bills to Seller, which Seller shall pay at Closing if bills have been rendered. Notwithstanding the foregoing, Seller will be responsible for all expenses for the Property attributable to the period prior to Closing, and Purchaser will be responsible for said expenses attributable to the period after Closing, no capital expenses will be prorated, Seller will pay for any prepayment fees, recording costs and other costs incurred by Seller in connection with satisfaction of any mortgage or other title matters it agrees to cure and, to the extent bills for expenses for which Seller is responsible have not been received by Closing, Seller will pay such bills directly or reimburse Purchaser within ten (10) days after demand (accompanied by a copy of the bill in question).

          (c) Seller shall pay to Purchaser at Closing by check acceptable to Purchaser the amount of any and all refundable deposits (and not previously applied pursuant to a right to do so) made by tenants of the Property under existing leases, including, without limitation, security and other deposits, and any future rental concessions provided to tenants.

          (d) Notwithstanding anything contained herein to the contrary, rent in arrears for months prior to the Closing Date shall not be prorated. Seller shall not have the right to sue current tenants for delinquent rents, but Purchaser will use reasonable efforts to collect same. Rents received after the Closing Date shall first be applied to rentals due owing after the Closing Date through the date received or, if for a month subsequent to receipt, the month intended (if all rent for prior months subsequent to closing has been paid ) and then to rents due prior to the Closing Date. Promptly upon request of Seller, after Closing, Purchaser shall deliver to Seller a report setting forth the status of its collection of delinquent rents as of sixty (60)calendar days after Closing. The terms of this subparagraph (d) shall survive the Closing.

     SECTION 15. CASUALTY OR CONDEMNATION. If on or before the Closing Date all or any part of the Property is destroyed or damaged by fire or any other cause, or if eminent domain proceedings are instituted, or a notice of condemnation is given, with respect to all or a portion of the Property, Seller shall promptly notify Purchaser thereof. If such damage or destruction is repaired at the sole cost and expense of Seller prior to Closing to the same condition existing prior to such damage or destruction, or if such damage or destruction does not exceed $100,000 (as determied by Seller's insurer in its reasonable discretion) and such damage or destruction is fully covered by Seller's insurance (provided, that if such damage or destruction is not fully covered by Seller's insurance Seller may, at its option, pay or credit Purchaser in any amount equal to the shortfall, in which event such damage or destruction will be deemed fully covered by Seller's insurance), or if the value of any land taken or to be taken does not eceed $100,000 or does not in Purchaser's reasonable judgment constitute a material part of the Property or does not adversely affect the existing zoning with respect to the Property , Purchaser shall be bound to purchase the Property without reduction in the Purchase Price. In the event of
(a) damage to or destruction of all or any part of the Property of $100,000 or more and Seller fails to repair such damage or destruction as provided herein, or (b) the institution or giving of notice of eminent domain proceedings with respect to all or any part of the Property the value of which exceeds $100,000, Purchaser or Seller shall have the right to terminate this Agreement by giving written notice to the other on or before the Closing Date and in the event Purchaser or Seller excercises such right to terminate this Agreement, the Escrow Agent shall make a Refund, whereupon no party hereto shall have rights,obligations or liabilities hereunder. In the event of any unrepaired damage or eminent domain proceedings which would permit termination hereunder and neither party elects to terminate, or if Purchaser is required to proceed permit termination hereunder , the Deed shall be subject to any such eminent domain proceeding, such taking shall be deemed a Permitted Exxception, and Seller shall deliver to Purchaser on the Closing Date an assignment in a form reasonably satisfactory to Purchaser of all of Seller's right, title and interest in and to any eminent domain, award or insurance claim (including rental insurance except for any rental insurance proceeds attributable to the period prior to Closing), and any deductible with respect thereto, to the extent not previously applied to restoration of the Property, but the Purchase Price shall not be affected by any such condemnation, damage or destruction (although in the event of a casualty, Purchaser will receive a credit against the Purchase Price equal to any deductible on Seller's casualty insurance).

     SECTION 16. SELLER'S REMEDY. The parties acknowledge that it is impossible to ascertain Seller's damages in the event of default by Purchaser hereunder. Accordingly, the parties agree that if Purchaser defaults in performing under this Agreement, Escrow Agent shall pay to Seller the Earnest Money and interest thereon, not as a penalty, but for full liquidation of damages, Seller and Purchaser acknowledging and agreeing that it is difficult or impossible to determine the actual damages Seller would suffer from Purchaser's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A.section13-6-7, as amended, and Seller shall have no further remedies hereunder.

     SECTION 17. PURCHASER'S REMEDIES. In the event that Seller defaults in performing under this Agreement or should any of Seller's warranties or representations be untrue in any material respect (and not be corrected within any applicable cure period), if no other remedy therefor is specified herein, Purchaser shall elect either of the following as Purchaser's sole and exclusive remedy for such breach:

          (a) terminate this Agreement by written notice delivered to Seller on or before the Closing Date, in which case Escrow Agent shall make a Refund whereupon Purchaser shall have not further rights or remedies with respect to Seller or this Agreement; or;

          (b) seek specific performance of this Agreement against Seller, in which case Purchaser shall be deemed to have accepted Seller's title to the Property (except for title matters Seller has expressly agrred to cure) and to have waived any action for damages against Seller by reason of such breach.

          Closing by Purchaser shall conclusively be deemed a waiver of any breach of representation or warranty of which Purchaser has knowledge, or of any default or of any unfulfilled condition of Closing, except such matters which Seller has expressly agreed to cure after having received written notice from Purchaser.

     SECTION 18. REAL ESTATE COMMISSIONS. If, and only if, the sale of the Property shall be completed and closed in accordance with the terms of this Agreement, at Closing, Seller shall pay The Apartment Group (hereinafter called "Seller's Broker") a commission of $217,500.00 based on the Purchase Price of $9,000,000. Seller covenants and represents to Purchaser that Seller's Broker is the only party claiming by, through or under Seller entitled to be paid a finder's fee, cooperation fee, commission or other brokerage-type fee or similar compensation in connection with this Agreement and the transactions contemplated hereby ("Brokerage Compensation"),and that Seller has not had any dealings or agreements with any other individual or entity in connection therewith. Purchaser covenant and represents to Seller that Seller's Broker is the only party with whom Purchaser has dealt and there is no other party entitled to be paid Broker's Compensation, and that Purchaser has not had any dealings or agreements with any other individual or entitiy in connection therewith. If any person or entity other than Seller's Broker shall assert a claim to such a fee or compensation against either Seller or Purchaser on account of alleged employment as a finder, consultant or broker, then the party to this Agreement by, through or under whom the person or entity claims such employment shall indemnify, defend and hold harmless the other party against and from any and all such claims and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon, including, without limitation, attorneys' fees. Seller's Broker agrees that without the prior written consent of Seller and Purchaser, Seller's Broker they will not make or permit to be made, or permit those acting by, through or under them to make, any press release, tombstone or other advertisement or other announcement, or disseminate any information to third parties, relative to this transaction.

     SECTION 19. ESCROW AGENT. Escrow Agent hereby accepts its designation as Escrow Agent hereunder, acknowledges receipt of the full amount of Earnest Money, and agrees to hold and disburse the Earnest Money as herein provided. Escrow A gent shall not be liable for any acts taken in good faith, shall only be liable for its willful default or action, or gross negligence, and may, in its sole discretion, rely on good faith upon the written notices, communications, orders or instructions given by any party hereto. In the event of a dispute between Purchaser and Seller under this Agreement sufficient in the discretion of Escrow Agent to justify its doing so. Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Earnest Money, and all other money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be incurred by Escrow Agent in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof; provided, however, that if the matter in question arises from the negligence or willful act of Escrow Agent, then Escrow Agent shall bear all such losses, claims, damages, and expenses. In the event Escrow Agent places in the registry or custody of any court of competent jurisdiction the Earnest Money, it shall request that said funds be placed in intersest bearing form for the benefit of the party entitled thereto, and such interest will be paid to the party entitled to receive the Earnest Money.

     SECTION 20. TIME PERIOD. Time is of the essence in this Agreement; provided, however, that if the time within which any action, consent, approval or other activity contemplated, expires on a Saturday, Sunday, or a national bank holiday, such time period shall automatically be deemed extended to the first day after the shceduled termination of such time period which is not a Saturday, Sunday or national bank holiday.

     SECTION 21. NOTICES. All notices required or permitted to be given hereunder shall be in writing , delivered in person or sent by reputable overnight carrier for next business day delivery or by facsimile (for which receipt has been confirmed by the sender pursuant to the facsimile machine's confirmation software), and shall be effective on receipt. Notice shall be directed as follows:

         To Seller:        Morrow Apartments, Inc.
                             c/o United Gulf Management, Inc.
                             176 Federal Street
                             Boston, MA  02110
                             Attention: Mr. Michael P. Orscheln,
                                        Vice President of Real Estate
                             Telephone:  (617) 261-4922
                             Facsimile:  (617) 261-4924
         with a copy to:   c/o Berkeley Investments, Inc.
                             101 Federal Street
                             Boston MA 12110
                             Attention: Mr. P.J. Yeatman
                             Telephone: (617) 439-0088
                             Facsimile: (617) 439-4449

         with a copy to:   Michael A. Kazamias, Esq.
                             Kutak Rock
                             Suite 2100
                             225 Peachtree Street, NE
                             Atlanta, GA 20303-1731
                             Telephone: (404) 222-4617
                             Facsimile: (404) 222-4654

         To Purchaser:     Cornerstone Realty Group, Inc.
                             306 East Main Street
                             Richmond, VA 23219
                             Attention: Mr. Gus Remppies
                             Telephone: (804) 643-1761
                             Facsimile: (804) 782-9302

         with a copy to:   Harry S. Taubenfeld, Esq.
                             Zuckerbrod & Taubenfeld
                             575 Chestnut Street
                             Cedarhurst, NY 11516
                             Telephone: (516) 374-3133
                             Facsimile: (516) 374-3490

         and to:           Michael W. Tighe, Esq.
                             Callison Tighe Robinson & Hawkins, LLP
                             2nd Floor
                             1812 Lincoln Street
                             Columbia, SC 29201
                             Telephone: (803) 256-2371
                             Facsimile: (803) 256-6431

         To Escrow Agent:  Specialized Title Services, Inc.
                              Suite 300
                              Building 2
                              7000 Peachtree Dunwoody Road
                              Atlanta, GA 30328
                              Attention: Mr. George Calloway
                              Telephone: (770) 394-7000
                              Facsimile: (770) 698-2028

     SECTION 22. ASSIGNMENT OF PURCHASER'S INTEREST. Until Closing or the earlier termination of this Agreement Seller shall not assign its right, title or interest in and to the Property. Purchaser may not assign its right, title or interest in and to this Agreement without the prior written consent of Seller.

Notwithstanding the foregoing Purchaser may, without the consent of Seller, assign this Agreement to an entity under control or under common control of Purchaser; provided that no such assignment is effective as to Seller until Seller has received a fully executed copy thereof which conforms to the requirements to this Section. Any such assignment shall expressly state that Purchaser is not relieved of liability hereunder and that the transferee expressly assumes Purchaser's obligations hereunder.

     SECTION   23.   SURVIVAL.   Expect   as   expressly   stated   herein   the
represe4ntations and warranties made herein shall not survive the Closing of the transactions contemplated hereby and shall be merged into the Deed.

     SECTION 24. AS-IS SALE. Purchaser expressly acknowledges that Purchaser has had and will have an opportunity to evaluate the Property and to make full inquiry of Seller as to all matters deemed relevant by Purchaser in evaluating the Property. Purchaser expressly acknowledges that the Property is being purchased "as is" and "with all faults," latent and patent. Purchaser acknowledges that Seller has not duty, responsibility or obligation whatsoever to volunteer to Purchaser information about the Property, except for information, representations and warranties specficially provided for herein. Without limiting the generality of the foregoing, expect as expressly asset forth herein or in any Seller Document, Seller has not and will not, and hereby expressly disclaims any warranties whatsoever, express or implied, with respect or relating to the Property, including without limitation, merchantability, habitability or fitness for the purposes of the Property or any part thereof. Purchaser expressly acknowledges that it is not authorized to rely, has not relied, and will not rely on any representation, statement or warranty of Seller, or of any agent or representative of Seller, not expressly set forth herein. This Section will survive Closing.

     SECTION 25. CONSTRUCTION. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Georgia. Seller and Purchaser acknowledge that they have both participated in the drafting of this Agreement and that neither Seller nor Purchaser shall be entitled to the benefit of the legal principle that a document is to be construed against the person drafting it.

     SECTION 26. PERSONS BOUND. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 27. MODIFICATION AMENDMENT. This Agreement contains the entire agreement of the parties. supersedes all prior negotiations and agreements between the parties and may not be modified or amended except by a writing executed by Seller and Purchaser.

     SECTION 28. EFFECTIVE DATE. For purposes of this Agreement, the "Effective Date" shall mean the date on which this Agreement is fully executed, which shall be the later of the date Seller and Purchaser execute this Agreement.

     SECTION 29. OFFER BY PURCHASER. This Agreement is an offer by Purchaser to Seller, and is irrevocable by Purchaser until three (3) business days after received by Seller. Seller must accept by causing this Agreement to be executed and delivering to Purchaser a counterpart executed by Seller and Broker within three (3) days after execution by Purchaser.

     SECTION 30. ATTORNEY'S FEES. In the event either party hereto shall default in the performance of any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs, charges and expenses of enforcement, including reasonable attorney's actually incurred and paralegal fees, which reasonable fees shall include attorney's and paralegal fees incurred in any trial or appellate proceedings.

     SECTION 31. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

     SECTION 32. AGREEMENT NOT TO BE RECORDED. This Agreement shall not be recored in the public records; provided, however, that if Seller defaults hereunder in accordance with the terms herewith, Purchaser shall be able to record this Agreement or a memorandum thereof in the public records solely as a means of maintaingin its right, fi any, to specific performance hereunder. Except as aforesaid, any attempts to record this instrument by or on behalf of Purchaser shall, at Seller's option, cause all of the effect of enforcement of any of its terms to become null and void, and same shall not constitute constructive notice of its existence or constitute a cloud on title.

     SECTION 33. WAIVER. Except as otherwise provided herein, the failure of Seller or Purchaser to insist upon or enforce any of their respective rights hereunder shall not constitute a waiver thereof.

     SECTION 34. CAPTIONS. The captions used herein have been included for convenience of reference only and shall not be deemed to vary the content of this Agreement or limit the provisions or scope of any section or paragraph hereof.

     SECTION 35. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity may require.

     SECTION 36. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 37. EXHIBITS. All of the Exhibits annexed hereto are incorporated herein by reference and form a part of this Agreement.

     SECTION 38. USE OF THE WORD "HEREIN". Use of the word "herein," "hereunder" and any other words of similar import refer to this Agreement as a whole and not to any particular article, section or other paragraph of this Agreement unless specifically noted otherwise in this Agreement.

     SECTION 39. THIRD PARTIES. This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as third-party beneficiaries, the parties hereto intending by the provisions hereof to confer no such benefits or status.

     SECTION 40. CONFIDENTIALITY. Purchaser and Seller expressly acknowledge and agree that this Agreement, all Operating Documents, financial information regarding Purchaser and any documents and information exchanged between Purchaser and Seller shall be confidential in nature and shall be kept in strict confidence. Purchaser and Seller agree that such confidential materials shall only be transmitted to Purchaser's and Seller's representatives and their respective lenders who need to know the information in the materials for the purpose of evaluating the Property or to prepare to close the transactions contemplated hereby. Purchaser and Seller, for the benefit of each other, hereby agree prior to the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsover, the terms, conditions, or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. In the event that this transaction fails to close, then upon the termination of this Agreement, Purchaser agrees to return to Seller all of the Operating Documents described in Section 4 hereof.

     SECTION 41. JURY WAIVER. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER AT CLOSING OR SELLER AT CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS
AGREEMENT AND THE DOCUMENTS DELIVERED BY EITHER PARTY AT CLOSING AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to executed under seal as of the dates written below:

                                        SELLER:

                                        MORROW APARTMENTS, INC., a
                                        Georgia corporation


                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                                    [Corporate Seal]

                                        Date of Execution: July __, 1998

                    [Signatures continued on following page]

                 [Signature page to Real Estate Sales Contract]

                                        PURCHASER:

                                        CORNERSTONE REALTY INCOME TRUST,
                                        INC., a Virginia corporation

                                        By  /s/ S.J. Olander
                                          --------------------------------------
                                            S.J. Olander
                                            Senior Vice President


                                            [Corporate Seal]

                                        Date of Execution: July 30, 1998

     The terms set forth in Section 18 of the preceding Agreement are hereby acknowledged and agreed to. For and in consideration of the agreements contained in Section 18 of the preceding Agreement and of other good and valuable consideration, the undersigned hereby indemnifies and agrees to defend and hold harmless Seller and Purchaser from and against any loss, cost, damage, or expense sustained by or asserted against Seller or Purchaser, relating in any way to any claim by any person or entity claiming by, through or under the undersigned as a finder, consultant, broker or co-broker with respect to the transactions contemplated by the foregoing Agreement, and waives any lien rights it may have with respect to the transactions contemplated hereby.

                                        BROKER:

                                        THE APARTMENT GROUP

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                        Date: July __, 1998

     The undersigned Escrow Agent hereby acknowledges receipt of the Earnest Money referred to in Section 2 of the preceding Agreement and agrees to the terms set forth in Section 19 thereof.

                                        ESCROW  AGENT:

                                        SPECIALIZED TITLE SERVICE, INC.

                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                             -----------------------------------

                                        Date: July __, 1998